EXHIBIT 10.3

REVOLVING NOTE

$16,000,000.00	Birmingham, Alabama
April 3, 2006

FOR VALUE RECEIVED, ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of AMSOUTH BANK, an Alabama banking corporation (the “Lender,” and together with any subsequent holder of this note called the “Holder”), the principal amount of Sixteen Million and No/100 Dollars ($16,000,000.00), or so much as may be advanced by the Lender hereunder, in lawful money of the United States of America and in immediately available funds, plus interest on the unpaid principal balance of the amount advanced hereunder from the date advanced until payment in full at the rate set forth below. All interest on this Note will be computed on an Actual/360 Day Basis.

This Note shall bear interest on the unpaid principal balance hereof, from the date hereof until payment in full, at a floating interest rate equal to 80 basis points in excess of the London Interbank Offered Rate for U.S. dollar deposits having a term of one month as determined by the Lender from time to time by reference to an information reporting service used by the Lender (the “LIBOR Rate”). The LIBOR Rate shall be determined on the date hereof (i.e.,     %) and on the twentieth day of each month of each year during the term thereafter (being the rate quoted for the immediately preceding business day). If it is impossible or impractical to obtain the LIBOR Rate for a certain time period, this Note shall bear interest at a rate equal to the Lender’s prime rate, which rate is merely an index rate and is subject to change at the Lender’s discretion.

Principal shall be payable under this Note on March 31, 2009. Interest shall be payable on the twentieth day of each January, April, July and October, commencing April 20, 2006 and upon payment in full.

This Note is a master note, and it is contemplated that the proceeds of the loan evidenced hereby will be advanced by the Lender to the Borrower in installments, and repaid and reborrowed, as needed, upon compliance with the terms and conditions set forth herein. This Note shall be valid and enforceable as to all collateral, if any, granted to the Lender as security for the loan evidenced hereby shall be and remain valid and binding as security for, the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced. Each principal advance and payment on this Note shall be reflected by notations made by the Lender on its internal records (which may be kept on computer or otherwise), and the Lender is hereby authorized to record on such records all such principal advances and payments. The aggregate unpaid amount reflected by the Lender’s notations on its internal records (whether on computer or otherwise) shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of the Lender so to record any advance or payment shall limit or otherwise affect the obligation of the Borrower hereunder with respect to any advance, and no payment of principal by the Borrower shall be affected by the failure of the Lender so to record the same.

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The Borrower further agrees with the Holder as follows:

SECTION 1 Definitions.

As used in this Note, capitalized terms are defined as follows:

(a) Actual/360 Day Basis means a method of computing interest on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

(b) Credit Documents means this Note and the Security Documents and all other documents now or hereafter executed or delivered in connection with the transactions contemplated thereby.

(c) Debt of any person means (a) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money but excluding any trade debt incurred in the ordinary course of business, (b) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (c) all capitalized lease obligations, (d) all indebtedness secured by any Lien on any property of such person, whether or not indebtedness secured thereby has been assumed, (e) all obligations with respect to any conditional sale contract or title retention agreement, (f) all indebtedness and obligations arising under acceptance facilities or in connection with surety or similar bonds, and the outstanding amount of all letters of credit issued for the account of such person, and (g) all obligations with respect to interest rate swap agreements.

(d) Default Rate means a rate of interest equal to two percentage points (200 basis points) in excess of the highest interest rate that would otherwise be payable on the principal indebtedness evidenced by this Note from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.

(e) Event of Default is defined in Section 8. An Event of Default shall “exist” if an Event of Default has occurred and is continuing.

(f) Obligor means the Borrower and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the obligations evidenced by this Note.

(g) Security Documents means the Pledge Agreement between the Borrower and the Lender dated of even date herewith and all other documents now or hereafter securing or guaranteeing the obligations evidenced by this Note, or any part thereof.

SECTION 2 Place and Time of Payments.

(a) All payments by the Borrower to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Main

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Office in Birmingham, Alabama or at such other address within the continental United States as shall be specified by the Holder by notice to the Borrower. Any payment received by the Holder after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Holder on the following Business Day.

(b) All amounts payable by the Borrower to the Holder under this Note or any of the other Credit Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder. All amounts payable by the Borrower to the Holder under this Note or the other Credit Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Holder to the Borrower. The Holder may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Note or the other Credit Documents, but the failure to send such notice shall not affect or excuse the Borrower’s obligation to make payment of the amounts due on the specified due date.

(c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

SECTION 3 Prepayments.

The Borrower may at any time prepay all or any part of the principal indebtedness evidenced by this Note, without premium or penalty. Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

SECTION 4 Default Rate.

If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.

SECTION 5 Fees

The Borrower will pay to the Lender, concurrently with the execution of this Note, a loan fee equal to $2,500. Such fee shall be fully earned by the Lender and shall be non-refundable.

SECTION 6 Late Charge.

The Borrower agrees to pay to the Lender, on demand, a late charge equal to five percent (5.0%) of any payment that is not paid within twelve (12) days after it is due. The late charge shall never be less than $10.00 on each payment nor more than $250 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable and the right to collect interest on any late payment at the Default Rate.

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SECTION 7 Security Documents.

This Note with interest is secured by and entitled to the benefits of the Security Documents. Reference to the Security Documents is hereby made for all of the provisions thereof. This Note may be secured by Security Documents that are not described herein. This Note shall be secured by all security documents that by their terms secure this Note, whether or not described herein, and all such documents shall constitute Security Documents.

SECTION 8 Events of Default.

The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority): (a) any representation or warranty made in this Note shall prove to be false or misleading in any material respect as of the time made; or (b) any report, certificate, financial statement or other instrument furnished in connection with this Note shall prove to be false or misleading in any material respect as of the time furnished; (c) default shall be made in the payment when due of any of the obligations evidenced by this Note; (d) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein); or (e) any default by the Borrower or any Obligor with respect to any Debt, if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity or any such Debt shall not be paid when due (after giving effect to any applicable notice, grace or cure period).

SECTION 9 Acceleration.

If an Event of Default exists, the Holder shall have the right without further notice to the Borrower to declare the entire unpaid principal balance of the indebtedness evidenced by this Note, with accrued interest, to be immediately due and payable.

SECTION 10 Certain Waivers and Agreements.

(a) As to the obligations evidenced by this Note, the Borrower (1) waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold liable the Borrower; (2) waives all exemptions of personal property secured to the Borrower under the Constitution and laws of the State of Alabama or any other state; and (3) agrees to pay all costs of collection, including a reasonable attorney’s fee, in the event default should be made in the payment of any of the obligations evidenced by this Note.

(b) The Borrower (1) acknowledges that the Lender has not made any representations or entered into any agreements with the Borrower to induce the Borrower to enter into the transactions contemplated by this Note; (2) agrees that upon request the Borrower will furnish financial statements to the Holder and grant the Holder access to the Borrower’s books and records; (3) agrees that any obligations of any Obligor may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the

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Holder, and any collateral, lien, right of set-off or other security for the obligations evidenced by this Note or any other obligations of any Obligor to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of any other Obligor; and (4) agrees that the Holder will not be required first to resort to any security agreement, any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note, the Holder may forthwith look to any Obligor for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this Note is paid.

SECTION 11 Independent Obligations.

The Borrower agrees that each of the obligations of the Borrower to the Holder under this Note may be enforced against the Borrower without the necessity of joining any other Obligor or any other person, as a party.

SECTION 12 Successors and Assigns.

Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, except that the Borrower may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrower under this Note shall bind the Borrower’s successors and assigns and shall inure to the benefit of the successors and assigns of the Holder.

SECTION 13 Governing Law.

This Note shall be construed in accordance with and governed by Title 9 of the U.S. Code and the internal laws of the State of Alabama except as required by mandatory provisions of law (without regard to conflict of law principles).

SECTION 14 Separability Clause.

If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15 No Oral Agreements.

This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Note, and there is no unwritten oral agreement between the parties hereto in existence.

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SECTION 16 Waiver and Election.

The exercise by the Holder of any option given under this Note shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 17 Set-off.

While any Event of Default exists, the Lender is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations evidenced by this Note, irrespective of whether or not the Lender shall have made any demand under this Note and although such obligations may be unmatured. The rights of the Lender under this Section 17 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker’s lien) that the Lender may have.

SECTION 18 Time of Essence.

Time is of the essence of this Note.

SECTION 19 Submission to Jurisdiction.

The Borrower irrevocably (a) acknowledges that this Note will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Note (to enforce the arbitration provisions hereof, or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Note) (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail (return receipt requested), postage prepaid, to the Borrower at the Borrower’s address designated at the end of this Note; (f) agrees that service in accordance with

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Section 19(e) shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION 19, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO THE BORROWER THAT THE EXECUTION OF THIS NOTE MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT THE BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 19 shall limit or restrict the Lender’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 20 Usury Laws.

Any provision of this Note to the contrary notwithstanding, the Borrower and the Lender agree that they do not intend for the interest or other consideration provided for in this Note to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Note, the Lender shall not be entitled to receive, collect or apply, as interest on the obligations described herein, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the obligations evidenced by this Note then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) consider all the obligations evidenced by this Note as one general obligation of the Borrower, and (d) “spread” the total amount of the interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note.

SECTION 21 Arbitration; Dispute Resolution; Preservation of Foreclosure Remedies.

(a) The Borrower represents to the Lender that its business and affairs constitute substantial interstate commerce and that it contemplates using the proceeds of this Note in substantial interstate commerce. Except as otherwise specifically set forth below, any action, dispute, claim, counterclaim or controversy (“Dispute” or “Disputes”), between or among the Lender, the Borrower or any other Obligor, including any claim based on or arising from an alleged tort, shall be resolved by arbitration as set forth below. As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with

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this Note, any extension of or commitment to extend credit by the Lender, any collection of any indebtedness owed to the Lender, any security or collateral given to the Lender, any action taken (or any omission to take any action) in connection with any of the foregoing, any past, present and future agreement between or among the Lender, the Borrower or any other Obligor (including this Note and any Credit Document), and any past, present or future transactions between or among the Lender, the Borrower or any other Obligor. Without limiting the generality of the foregoing, Disputes shall include actions commonly referred to as lender liability actions.

(b) All Disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding, and the commencement of an arbitration proceeding with respect to this Note shall be deemed the commencement of an action for such purposes.

(c) Notwithstanding the foregoing, the Borrower and each other Obligor agrees that the Lender shall have the option, but not the obligation, to submit to and pursue in a court of law any claim against the Borrower or any other Obligor for a debt due. The Borrower and each other Obligor agrees that, if the Lender pursues such a claim in a court of law, (1) failure of the Lender to assert any additional claim in such proceeding shall not be deemed a waiver of, or estoppel to pursue, such claim as a claim or counterclaim in arbitration as set forth above, and (2) the institution or maintenance of a judicial action hereunder shall not constitute a waiver of the right of any party to submit any other action, dispute, claim or controversy as described above, even though arising out of the same transaction or occurrence, to binding arbitration as set forth herein. If the Borrower asserts a claim against the Lender in arbitration or otherwise during the pendency of a claim brought by the Lender in a court of law, the court action shall be stayed and the parties shall submit to arbitration all claims.

(d) No provision of, nor the exercise of any rights under this Section, shall limit the right of any party (1) to foreclose against any real or personal property collateral by exercise of a power of sale under any Credit Document, or by exercise of any rights of foreclosure or of sale under applicable law, (2) to exercise self-help remedies such as set-off, or (3) to obtain provisional or ancillary remedies such as injunctive relief, attachment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff in such an action, to submit the Dispute to arbitration or, in the case of actions on a debt, to judicial resolution.

(e) Whenever an arbitration is required hereunder, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the AAA. The AAA shall designate a panel of 10 potential arbitrators knowledgeable in the subject matter of the Dispute. Each of the Lender and the Obligor shall designate, within 30 days of the receipt of the list of potential arbitrators, one of the potential arbitrators to serve, and the two arbitrators so designated shall

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select a third arbitrator from the eight remaining potential arbitrators. The panel of three arbitrators shall determine the resolution of the Dispute.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be dated as of April 3, 2006 and to be duly executed and delivered under seal by its duly authorized representative.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ William E. Matthews, V

Its:	Executive Vice President and Chief Financial Officer

Borrower’s Tax Identification No.: 63-1114426

Send Correspondence and Billings to:
William E. Matthews V
Alabama National BanCorporation
1927 First Avenue North
Birmingham, AL 35203

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